Mantyla McReynolds LLC
Certified Public Accountants

December 3, 2010

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549-7561

Commissioners:
We have read the first three paragraphs included in Item 4.01 of Form 8-K/A (Amendment No. 1) dated December 3, 2010, of UAGH, Inc. ("the Company"), filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm in those paragraphs.

We have no basis to agree or disagree with the other statements included in such Form 8-K/A.

Sincerely,
/s/ Mantyla McReynolds, LLC

Mantyla McReynolds, LLC